                                                                   EXHIBIT 10.17

                                     Lease

     This Lease made as of this 15/th/ day of July, 1999 by and between ANTHONY BUXTON and R. ROBERT READING, TRUSTEES OF TACTICIAN REALTY TRUST having its principal place of business at 305 North Main Street, Andover, Massachusetts ("Landlord") and Synplicity, Inc. a California Corporation having its principal place of business at 610 Caribbean Drive, Sunnyvale CA 94089 ("Tenant").

     The parties to this Lease hereby agree with each other as follows:

Section 1. Definitions.
---------- ------------

     The following terms whenever initially capitalized and used herein shall have the following meanings:

     Additional Rent shall have the meaning set forth in Section 6 of this Lease
     ---------------
and shall include any other payments required to be made by Tenant under this Lease which are designated as Additional Rent herein.

     Award shall mean all compensation, sums, or anything of value awarded, paid
     -----
or received in a total or partial Condemnation.

     Base Rent shall be the sum determined in accordance with the provisions of
     ---------
Section 4.1, payable as provided therein.

     Building shall mean the Building constructed on the Premises and known as
     --------
305 North Main Street, Andover, Massachusetts.

     Commencement Date shall mean July 15, 1999.
     -----------------

     Date of Taking shall mean the date on which the Condemnor has the right to
     --------------
possession of the property which is the subject of Condemnation proceedings.

     Event of Default shall have the meaning set forth in Section 16.1 of this
     ----------------
Lease.

     Extension Period shall have the meaning set forth in Section 5 of this
     ----------------
Lease.

     Lease Year shall mean each successive twelve month period commencing on the
     ----------
date which is the Commencement Date and each anniversary thereof occurring during the Term.

     Legal Requirements shall have the meaning set forth in Section 7.3 of this
     ------------------
lease.

     Lender shall mean any bank, insurance company, pension fund, bond fund, or
     ------
other lender holding a mortgage on the Premises of whose name and address Tenant has been notified; initially, Llama Capital, Boston, Massachusetts.

     Permitted Use shall mean the use of the Premises for general business
     -------------
purposes.

     Premises shall have the meaning set forth in Section 2 of this Lease and
     --------
are shown on Exhibit A.

     Term shall mean three (3) years starting on the Commencement Date unless
     ----
sooner terminated as provided in this Lease. In addition, Tenant shall have a one-time option to extend the Term (Section 5).

Section 2. Lease of Premises.
---------- ------------------

     Section 2.1. Landlord hereby leases to Tenant and Tenant hereby leases from
     ------------
Landlord the Premises as outlined on the attached Exhibit A containing approximately 3,000 rentable square feet located on the first floor together with 150 square feet of basement storage space (location to be determined) (the "Premises"), in that certain building (the "Building") at 305 North Main Street, Andover, Massachusetts. The Premises are leased "as is". Landlord has final approval to the initial build out design to be prepared by the Tenant's architect at Tenant's expense, which approval will not be unreasonably withheld or delayed. Tenant will not alter any existing woodwork in the building.

     Section 2.2. Tenant shall also have the right to use the "Common Areas" (as
     ------------
hereinafter defined) on the terms hereinafter specified. Tenant shall also have the use of 10 parking spaces on an unassigned and non-reserved basis.

     Section 2.3. Use of Lunchroom area for employee meals is permitted as a
     ------------
courtesy to Tenant but may be canceled by Landlord on notice. Use of second-floor conference room will be available subject to scheduling in advance with Landlord at a rate to be determined.

     Section 2.4 Tenant may install a sign at the Tenant's entry door, subject
     -----------
to Landlord's approval, not to be unreasonably withheld or delayed. Tenant shall also receive signage recognition on a building pylon sign to be installed by Landlord after execution hereof.

Section 3. Term.
---------- -----

     Section 3.1. Term. The Term of this Lease shall be three (3) years and will
     ------------ -----
commence on July 15, 1999. Tenant shall be provided early access as of July 1, 1999 to perform initial fitting out provided it has appropriate insurance in place to cover activities and secures Landlords's approval. The Tenant is leasing the Premises in "as is" condition.

Section 4. Base Rent.
---------- ----------

     Section 4.1. Base Rent During Initial Term. The Base Rent for the initial
     ------------ ------------------------------
Term shall be Five Thousand Dollars ($5,000.00) per month which is equal to $20 per square foot plus $1 per square foot for electricity reimbursement (see
Section 10). The initial full monthly installment of Rent shall be on the execution date hereof.

     Section 4.2. Rent. The Tenant agrees to pay to the Landlord the amounts set
     ------------ -----
forth in Section 4.1 above monthly, in advance, on the first day of each and every calendar month during the Term of this Lease, at the Landlord's mailing address, or at such other place as the Landlord shall from time to time designate by notice. Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis.

     Section 4.3. Deposit. Tenant has delivered to Landlord a security deposit
     ------------ --------
in the form of irrevocable, divisible Letter of Credit from Silicon Valley Bank in an amount equal to six (6) months base rent, which Letter of Credit shall be held by Landlord as security for the full and faithful performance of Tenant's obligations hereunder. In the event Tenant has fully performed all of its obligations hereunder, following the termination of this Lease, the Letter of Credit shall be returned to Tenant. In the event Landlord is required to utilize any portion of the deposit during the term hereof, Tenant shall, on written notice, replenish same to the full original amount within five (5) business days.

     Section 4.4. Late Charge. If rent or any other sum payable hereunder
     ------------ ------------
remains outstanding for a period of ten (10) days, the Tenant shall pay to the Landlord a late charge equal to one and one-half percent (1.5%) of the amount due for each month or portion thereof during which the arrearage continues.

Section 5. Option to Extend.
---------- -----------------

     Provided that the Tenant is not then in default under the terms of this Lease, and provided further that no Event of Default, as defined in Section 16.1 of this Lease, has occurred at any time during the term of this Lease, the Tenant may, at its option, extend the Term of this Lease for one (1) period Of two (2) years (the "Extension Period") under the same terms, covenants and conditions of this Lease, provided Tenant notifies Landlord in writing of its intention to exercise this option no later than nine (9) months prior to the expiration of the original Term of this Lease. In the event Tenant-so exercises this option, the Base Rent payable during the Extension Period shall be at the area's fair market rate Class A office space of this type, as determined by real estate professionals but in no event shall such rent be not less than the then applicable rent being paid.

     Section 5.2. Offer for Continuous Space. In the event Landlord elects to
     ------------ ---------------------------
rent any space contiguous to the Premises during the Term or the Extension Period, it will provide Tenant in writing with the details of the terms for such space, which shall include rent at Market Rate for First Class Office space in the area as determined by Landlord. Tenant shall have ten (10) business days in which to accept such offer, after which period if not accepted Landlord shall offer the space to the market generally.

Section 6. Taxes; Assessments, Operating Costs.
---------- ------------------------------------

     Section 6.1. Real Property Taxes. Tenant shall pay, as additional rent, all
     ------------ --------------------
increases above 110% of real estate taxes after the 1999 tax year assessed on the Premises during the term of this Lease. Upon receipt of any real estate tax bill for the Premises, Landlord shall notify Tenant of the amount assessed as real property taxes shall furnish Tenant with a copy of the tax bill. Tenant shall pay the Additional Rent not later then ten (10) days before the taxing authority's delinquency date or ten (10) days after receipt of the tax bill, whichever is later. Tenant's liability to pay real property taxes shall be prorated on the basis of a 365 day year to account for any fractional portion of a fiscal tax year included in the Term at its commencement and expiration and Tenant's portion of taxes shall be based on the ratio of Tenant leased space to total space (3,000 to 53,804) or 5.58%. If additional space is leased, the percentage will be adjusted.

     Section 6.2. Personal Property Taxes. Tenant shall pay before delinquency
     ------------ ------------------------
all taxes, assessments, license fees and other charges that are levied and assessed against Tenant's personal property installed or located in or on the Premises and that become payable during the Term.

     Section 6.3. Operational Costs. The gross rent shall include all operating
     ------------ ------------------
costs and expenses incurred by the Landlord in connection with the operation and maintenance of the land and buildings of which the leased premises are a part, including without limitation insurance premiums (not including Tenant's property), license fees, janitorial services, building management fees, landscaping and snow removal, employee compensation and fringe benefits, equipment and materials, utility costs, repairs, maintenance and any capital expenditure (reasonably amortized with interest) incurred in order to reduce other operating expenses or comply with any governmental requirements. Notwithstanding the aforementioned, Tenant's only expense related to Operating Costs" shall be the responsibility for paying an electrical charge of $1.00 per square foot pertaining to the Tenant's Premises, with all remaining Operating Costs being borne by the Landlord.

Section 7. Limitations on Use.
---------- -------------------

     Tenant's use of the Premises as provided in this Lease shall be in accordance with the following:

     Section 7.1 Permitted Uses. Tenant shall use the Premises for general
     ----------  ---------------
business purposes and for no other use without Landlord's specific written consent.

     Section 7.2. Cancellation of Insurance Tenant shall not do, bring, or keep
     ------------ --------------------------
anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall, after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by such an activity by Tenant on the Premises as permitted in this Lease, pay to Landlord as Additional Rent within ten (10) days before the date Landlord is obligated to pay a premium on the insurance, a sum equal to the difference between the original premium and the increased premium.

     Section 7.3. Compliance with Laws. Tenant shall, at the Tenant's expense,
     ------------ ---------------------
promptly comply with all requirements (the "Legal Requirements") of every applicable statute, law, ordinance, regulation or order, at the commencement of the Term or thereafter enacted or made by any federal, state, municipal or other body, department, bureau, office or authority, with respect to the use of the Premises by the. Tenant. Tenant shall also comply with reasonable Rules and Regulations established by Landlord for the building.

     Section 7.4. Waste; Nuisance; Overloading. Tenant shall not use the
     ------------ -----------------------------
Premises in any manner that will constitute any waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties.

Tenant shall not do anything on the Premises that will cause damage to the Premises. The Premises shall not be overloaded and no load shall be Placed upon any floor of the premises which exceeds the rated capacity of the floor in question. No machinery, apparatus or other appliances shall be used or operated on the Premises that will in any manner injure the Premises or which will in any manner exceed the electrical capacity of the area of the Premises where such machinery, apparatus or other appliances are used.

     Section 7.5. Hazardous Waste. Tenant shall not discharge, dump or store
     ------------ ----------------
toxic or hazardous substances, materials or wastes, including radioactive substances, materials or wastes, in or on the Premises. Neither will Tenant permit toxic or hazardous substances, materials or wastes, to be discharged, dumped or stored in or on the Premises. Further, Tenant covenants that it has not discharged, dumped or stored, and will not discharge, dump or store toxic or hazardous substances, materials or wastes, including radioactive substances, materials or wastes, in or on any and all other real property, wherever situated, owned or leased by Tenant, or in Tenant's custody or control. Further, Tenant has not suffered or permitted toxic or hazardous substances, materials or wastes, nor will Tenant suffer or permit any toxic or hazardous substances, materials to wastes, to be discharged, dumped or stored in or on any and all other real property, wherever situated, owned or leased by Tenant, or in Tenant's custody or control. Tenant agrees to indemnify and hold harmless Landlord against all loss, liability, damage and expense including attorney's fees suffered or incurred by the Landlord as a result of Tenant's failure to comply with Massachusetts General Laws Annotated Ch 21E. The Landlord shall be Solely responsible for any pre-existing hazardous waste conditions.

     Section 7.6. Yield Up. At the expiration of the Term or earlier termination
     ------------ ---------
of this Lease, Tenant shall surrender all keys to the Premises, remove all trade fixtures and personal property in the Premises, repair all damages caused by such removal and yield up the Premises broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such a manner as Landlord shall determine and Tenant shall pay Landlord the entire net cost and expense incurred by Landlord in effecting such removal and disposition, except for any building improvements/fixtures approved by Landlord.

     Section 7.7. Zoning Permits. This Lease and all the terms, covenants and
     ------------ ---------------
conditions hereof are in all respects subject and subordinate to all zoning restrictions affecting the Premises, and Tenant agrees to be bound by such restrictions. Landlord further/does not warrant that any license or licenses, permit or permits, which may be required for the business to be conducted by Tenant on the Premises will be granted or, if granted, will be continued in effect or renewed, and any failure to obtain such license or licenses, permit or permits, or any revocation thereof or failure to renew the same, shall not release Tenant from the terms of this Lease. To the best of Landlord's knowledge, there are no restrictions to Tenant obtaining licenses to transact its current activities at the Premises.

Section 8. Maintenance.
---------- ------------

     Section 8.1. Maintenance of Premises. Tenant acknowledges that it has
     ------------ ------------------------
inspected the Premises and that such Premises are in good condition. Landlord, at its costs, shall maintain the Premises in good condition, (except Tenant shall pay for maintenance of plate glass and windows) including capital replacements, in the same order, condition and repair as they are on the Commencement Date or may be placed during the Term, reasonable use and wear and, subject to the provisions of Sections 13 and 14, damage by casualty and eminent domain only excepted. Landlord, at its cost, shall maintain in good condition and repair, including replacement, the structural parts of the Building, including the foundation and floor slabs, structural supports and columns, the exterior bearing walls, sub flooring and roof, including gutters, downspouts and roof drain systems, but excluding plate glass and windows. Landlord shall be responsible for providing janitorial services (including periodic window cleaning) and Landlord shall maintain in good condition all lawns, landscaping and planted areas on the Premises, and keep in good repair, clean and neat and free of snow and ice all surface roadways, walks and parking and loading areas on the Premises and will provide snow removal with respect to the same. Landlord shall also make all repairs and replacements, and do all other work necessary for the foregoing purposes. Any contractor engaged by Tenant to make changes to the Premises, as well as the changes themselves, shall be subject to the prior approval of Landlord, which approval will not be unreasonably withheld or delayed.

     Section 8.2. Tenant's Personal Property. All furnishing, fixtures,
     ------------ ---------------------------
equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant, unless caused by negligence of Landlord, its agents, contractors or employees.

Section 9. Alterations.
---------- ------------

     Section 9.1. Initial Tenant Work. Tenant shall be responsible: to procure
     ------------ --------------------
at Tenant's sole expense all necessary permits and licensees before undertaking any work on the Premises; to do all such work in compliance with Landlord approved plans; to do all such work in a first class manner employing new materials of high quality and so as to conform with all applicable zoning, building, environmental, fire, health and other codes, regulations, ordinances and laws and that no liens for labor or materials will attach to the Premises with respect to any such work; to pay promptly when due the entire cost of any work on the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials; to employ for such work one or more responsible contractors, reasonably approved in advance by Landlord, whose labor will work without interference with other labor working on the Premises; to require such contractors employed by Tenant to carry workman's compensation insurance in accordance with statutory requirements and comprehensive public liability and automobile insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 11 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

     Section 9.2. Alterations by Tenant. Tenant shall not make any structural
     ------------ ----------------------
alterations to the Premises, including the initial Construction, without the prior written consent of Landlord, which consent will not be unreasonably withheld. All alterations shall be of a good and workmanlike quality and shall comply with all Legal Requirements. All contractors retained by Tenant to make any alterations shall be subject (as a courtesy to Landlord) to the prior approval of Landlord which approval will not be unreasonably withheld or delayed. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished in connection with any alterations. Any alterations made shall remain on and be surrendered with the Premises on the expiration or sooner termination of the Term and shall become the property of the Landlord, except that Landlord may elect within thirty (30) days before expiration or sooner termination of the Term, or within five (5) days after termination of the Term, to require Tenant to remove any alterations that Tenant has made to the Premises. If Landlord so elects, Tenant at its cost shall restore the Premises to its condition prior to such alterations, before the last day of the Term or within thirty (30) days after notice of election is given, whichever is later. Tenant shall pay all costs for Construction done by it or caused to be done by it on the Premises as permitted by this Lease. Any mechanic's liens resulting from Construction for Tenant which are filed against the Premises shall be discharged or bonded by Tenant within twenty (20) days of receipt by Tenant of notice thereof. Tenant recognizes the historic nature of the building and agrees to carefully protect all woodwork. Landlord's

Construction representative may inspect all work on an ongoing basis and advise Tenant (as a courtesy) of any Construction imperfections that Landlord feels should be cured.

     Tenant shall have the right, to share space on a directory to be installed at the entry of the building and on their main entry and to place a sign on, the property, subject to Landlord and local government approval.

Section 10. Utilities.
----------- ----------

     Landlord shall make all arrangements for and pay directly to the party providing the service, before delinquent, all charges for all utilities (except telephone) and services furnished to or used by Landlord, including, without limitation, gas, electricity, water, sewer and trash collection. Tenant shall reimburse Landlord for its use of electricity in the amount of $1.00 per square foot or as initially leased $ 250.00 monthly.

Section 11. Indemnification.
----------- ----------------

     Except for the acts or omissions of Landlord, or any of Landlord's agents, employees Or contractors (for which Landlord shall defend and indemnify Tenant), Tenant shall defend, indemnify and hold Landlord harmless from and against all costs, expenses, attorneys' fees, liabilities and damages arising out of (a) any breach or default on the part of Tenant in the observance or performance of any of its agreements or obligations under this Lease, and (b)any injury or damage to any person or property occurring in or on the Premises caused by the acts or omissions of Tenant, its agents, employees or contractors. Landlord shall defend, indemnify and hold Tenant harmless from and against all costs, expenses, attorneys' fees, liabilities and damages arising but of (a) any breach or default on the part of Landlord in the observance or performance of any of its agreements or obligations under this Lease, and (b) any injury or damage to any person or property occurring in or about the Building, or any portion thereof, caused by the acts or omissions of Landlord, its agents, employees or contractors.

Section 12. Insurance.
----------- ----------

     Tenant shall, at its expense, obtain and keep in force during the Term of this Lease a policy of commercial general liability insurance for bodily injury and property damage insuring against any liability arising out of Tenant's use, occupancy or maintenance of the Premises, in an amount not less than $1,000,000 per occurrence combined single limit. Landlord shall be named as an additional insured on such/ policy. Upon demand from Landlord, Tenant shall deliver to landlord certificates of insurance evidencing the existence and amounts of such insurance. Tenant may use blanket insurance coverage to satisfy this requirement. Landlord represents that Landlord has, and will keep in force during the Term of this Lease, All Risk fire and extended coverage insurance insuring the loss of or damage to the Building in the full amount of the replacement cost thereof without any deduction for depreciation and commercial general liability insurance for bodily injury and property damage for the Building and the Common Areas in an amount not less than $3,000,000 per occurrence combined single limit. Upon demand from Tenant, Landlord shall deliver to Tenant certificates of insurance evidencing the existence and amounts of such insurance. All proceeds from Landlord's All-risk insurance policy shall be used for the repair or replacement of the property damaged or destroyed. All insurance policies required to be carried hereunder shall be issued by insurance companies having a "General Policyholders Rating" of at least "A:VII", as set forth in the most recent issue of Best's Insurance Guide.

     Section 12.1.  Waiver of Subrogation. Each party hereby releases and
     -------------  ----------------------
relieves the other and waives the right of recovery against the other for loss or damage to such waiving party or its property arising out of or incident to perils commonly insured against under the. fire and extended coverage insurance required to be maintained pursuant to this Lease whether due to negligence of either party, notice shall be given to the insurance carrier of this waiver of subrogation.

     Section 12.2.  Other Insurance Matters. All insurance required under this
     -------------  ------------------------
Lease shall be as follows:

     (a)  Blanket Policy. In the event provision for any insurance is by blanket
          ---------------
insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

     (b)  Notice of cancellation or Change. Such insurance shall contain an
          ---------------------------------
endorsement requiring at least ten (10) days written notice from the insurance company to Landlord, Tenant and Lender before cancellation or change in the coverage, scope or amount of any policy.

Section 13.  Damage. Destruction Abatement of Rent.
-----------  --------------------------------------

     Section 13. Damage Near the End of Term. Without limiting any of the
     ----------- ----------------------------
provisions of this Lease, if at any time during the last six (6~ months of the initial term of this Lease (or during the last six (6) months of any extensions thereof) there is damage, or a taking in Condemnation as defined below, Landlord or Tenant may terminate this Lease as of the date-of occurrence of such damage or condemnation by giving written notice within thirty (30) days after the date of occurrence of such damage or taking. Notwithstanding the foregoing, if

Tenant has an option to renew this Lease during the then-current term, Tenant shall be entitled to exercise this option within ten (10) days after the damage or taking. If the option is exercised, this Lease-termination provision shall not be effective for the remainder of the then-current term.

     Section 13.2. Destruction. "Destruction" shall mean damage or destruction
     ------------- ------------
to the Building, or any portion thereof, by any peril not required to be insured against by Landlord pursuant to this Lease and the cost of repair of which is greater than 30% of the fair market value thereof immediately prior to such damage or destruction. If, at any time during the Term of this Lease, there is damage to the Building or the Premises, (including destruction required by any authorized public authority) which falls into the classification of Destruction, Landlord and Tenant shall each have the right to terminate this Lease by giving the other party written notice of such election to terminate within thirty (30) days following such Destruction. Upon the giving of such notice, this Lease shall terminate as of the date of such Destruction. Notwithstanding the foregoing, if this Lease has been terminated pursuant to the foregoing provisions, but Landlord completes rebuilding of the Premises or the Building during the Term, then Landlord shall notify Tenant of such completion and Tenant shall have the right but not the obligation to re-occupy the Premises upon the same terms and conditions as set forth in this Lease.

     Subject to the provisions of the sections regarding Condemnation and Damage
                                                         ------------     ------
Near The End of Term, if at any time during the Term of this Lease, there is
--------------------
damage which does not fall within the classification of Destruction, Landlord will repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect; provided, however, that if Landlord does not fully restore the Premises, the Building, or the Common Areas or the affected portion thereof to tenantability within sixty
(60) days from the date of the casualty, Tenant may then terminate this Lease, retroactive to the date of the casualty. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to terminate this Lease by giving Landlord written notice of Tenant's election to do so within thirty
(30) days following any damage if the reasonably estimated time required to repair or restore exceeds sixty (60) days from the date of the damage.

     Section 13.3. Abatement of Rent; Tenant's Remedies.
     ------------- -------------------------------------

     (a) In the event that any Destruction or Condemnation action were to occur over the Premises as described in Section 13.2 and Section 14 hereof when the Landlord is in the process of repairing or restoring it, the rent payable hereunder for the period commencing on the date of such occurrence and continuing through completion of such repair and restoration of tenantability shall be abated in proportion to the degree to which Tenant's use of the Premises, including parking and access to the Premises, is impaired.

     (b) If Landlord shall be obligated to repair or restore any portion of the Premises or Building, and shall not commence the process of such repair or restoration within twenty (20) days after such obligation shall accrue, Tenant may, at its option, terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice. Tenant may also terminate this Lease on five (5) days' written notice if Landlord shall not, after notice and after five (5) day cure period, diligently pursue to completion the repair or restoration after commencing such work.

Section 14. Condemnation.
----------- -------------

     "Condemnation" shall mean the taking under the power of eminent domain of so much of the Premises, the Building and/or the Development so as to impair Tenant's use of, access to or parking for the premises. In the event of Condemnation, tenant shall have the right to terminate this Lease by giving Landlord written notice of tenant's election to do so within thirty (30) days following such Condemnation and this Lease shall be terminated as of the date of such taking. If there is a taking under eminent domain for which the Tenant does not terminate this Lease, the Tenant's rent shall be proportionately reduced to the extent its use of the Premises, including parking and access to the Premises, is impaired as a result of such taking and Landlord shall restore the Premises. Tenant shall be entitled to participate in any condemnation proceedings and to receive the value of its leasehold interest, its personal property, tenant improvements, interruption of and damage to Tenant's business, and relocation expenses.

Section 15. Assignment and Subletting.
----------- --------------------------

     Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

Section 16. Default and Bankruptcy.
----------- -----------------------

     Section 16.1. In the event that:
     -------------

          (a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

          (b) The LESSEE shall default in the observance or performance of any other of the LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

          (c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors,

then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the remainder of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of Prime plus 1 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

     Section 16.2. Surrender. Upon any expiration or earlier termination of this
     ------------- ----------
Lease as the result of an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord, upon or at any time after such expiration or termination, may, without further notice, enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

     Section 16.3. Right to Relet. Landlord agrees to use reasonable efforts to
     ------------- ---------------
relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (.which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions (which may include free rent not to exceed four (4) months) as Landlord, in its reasonable discretion, may, determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon such reletting.

     Section 16.4. Survival of Covenants. No such expiration or termination of
     ------------- ----------------------
this Lease shall relieve Tenant and Landlord of its liability and obligations under this Lease and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay to the Landlord the Base Rent and Additional Rent up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the date on which this Lease would have been terminated if no Event of Default had occurred, shall be liable to Landlord for, and shall pay to Landlord, as and for damages for Tenant's default, the difference between:

     (i) The equivalent of the amount of Base Rent and Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

     (ii) the net proceeds of any reletting effected pursuant to the provisions of Section 16.4 hereof, after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, reasonable brokerage commissions, reasonable legal expenses, reasonable Attorney's fees' alteration costs, and expenses of preparation for such reletting.

     Tenant shall pay such difference to Landlord monthly on the days on which the Base Rent and Additional Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly difference as the same shall arise.

     Section 16.5. Remedies Cumulative. Any and all rights and remedies which
     ------------- --------------------
Landlord and Tenant may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, any two or more of all such right and remedies may be exercised at the same time insofar as permitted by law.

     Section 16.6. No Waiver, etc. The failure of Landlord to seek redress for
     ------------- ---------------
violations of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an initial violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by the non-defaulting party to or of any breach of any agreement of duty shall be construed as a waiver of or consent to any other breach of the same or any other agreement or duty.

     Section 16.7. Holding Over. If Tenant remains in possession of the Premises
     ------------- -------------
after the expiration of the Term, such occupancy shall be tenancy from month-to-month upon all the provisions of this Lease at two times the last-paid monthly rate.

     Section 16.8. No Accord and Satisfaction. No acceptance by the Landlord of
     ------------- ---------------------------
a lesser sum than the Base Rent, Additional Rent or any other charge than due shall be deemed to be other than on account of the earliest installments of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

Section 17. Mortgagee's Rights.
----------- -------------------

     Section 17.1. Subordination. This Lease may be subordinated by Landlord to
     ------------- --------------
any ground lease, mortgage or deed of trust hereafter placed upon the Development; provided that any such subordination shall be Subject to the condition that the holder of such obligation enters into a written agreement with Tenant, in recordable form, binding upon the successors and assigns of the parties thereto, by the terms of which such holder agrees (a)not to disturb the possession and other rights of tenant under, pursuant to and for the Term of this Lease if tenant is not then materially in default under this Lease; and (b) that in the event of the termination of the ground lease or acquisition of title or coming into possession, or through foreclosure proceedings, deed in lieu of foreclosure or otherwise, to accept Tenant as tenant of the Premises under the terms and conditions of this Lease, to credit to Tenant's account all deposits and prepaid rentals theretofore paid by Tenant to Landlord, and to assume and perform all of Landlord's obligations hereunder.

Section 18. Miscellaneous Provisions.
----------- -------------------------

     Section 18.1. Notices. Any notice, demand, consent, payment or
     ------------- --------
communication given hereunder shall be in writing and shall be given by personal delivery, by commercial overnight delivery service or by certified mail, postage prepaid, return receipt requested at the following address:

     Landlord:                     Tenant:

     Tactician Realty Trust        Synplicity, Inc.
     305 North Main Street         610 Caribbean Drive
     Andover, MA 01810             Sunnyvale CA 94089
     Attention: Robert Reading,    Attn: Douglas S. Miller
     Trustee                       VP Finance & CFO

     With Copy to:
     Vacovec, Mayotte & Singer
     Two Newton Place, Suite 340
     255 Washington Street
     Newton, MA 02458
     Attention: John G. Ganick

     Either Landlord or Tenant may, by like notice at any time and from time to time, designate a different address to which such notice shall be sent. Such notices, requests, consents, payments or communications shall be deemed sufficiently given (a) if personally served, upon such service, (b) if sent by commercial overnight delivery service, upon the next business day following such sending, or (c) if mailed, forty-eight (48) hours following the first attempt of the postal service to deliver same.

     Section 18.2. Quiet Enjoyment. Landlord covenants and agrees that Landlord
     ------------- ----------------
has good clear record and marketable title to the Premises, subject only to the encumbrances of record set forth in Exhibit A, and that it has good right, full power and lawful authority to demise and lease the Premises as provided in this Lease. Landlord covenants and agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions, and other provisions on its part to be performed and observed, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Term hereof and all of Tenant's rights and privileges herein, without hindrance or molestation of any kind, subject, however, to all of the terms of this Lease.

     Section 18.3. Lease not to be Recorded. Neither party shall record this
     ------------- -------------------------
Lease. Both parties shall, upon the request of either, execute, acknowledge and deliver a notice or short form of this Lease in recordable form as permitted by applicable statue.

     Section 18.4. Estoppel Certificate. Upon not less than ten (10) days prior
     ------------- ---------------------
written request by the other, Landlord or Tenant, as the case may be, shall execute, acknowledge, and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect and that such party knows of no defenses, offsets or counterclaims against its obligations to pay the Base Rent and Additional Rent and any other charges and to perform its other covenants under the Lease (or, if there may have been any modifications, that the same if in full force and effect as modified and, if there are any defenses, offsets or counterclaims setting them forth in reasonable detail) and the dates through which the Base Rent and Additional Rent have been paid. Any such statement delivered pursuant to this Section 18;4 may be relied upon by the prospective purchaser or mortgagee of the Premises or any prospective assignee of any such mortgagee, or any assignee of this Lease or sublessee of the Premises.

     Section 18.5. Access. After reasonable notice to Tenant, Landlord and
     ------------- -------
Landlord's agents and designees shall have access to the Premises during ordinary business hours to examine same and exhibit the Premises to prospective purchasers, mortgagees, and tenants, but in the latter case only during the last six (6) months of the term of this Lease.

     Section 18.6. Partial Invalidity. If any term, covenant, condition or
     ------------- -------------------
provision of this Lease or the application thereof to any person or circumstance shall at any time or to any extent be invalid or unenforceable, the remainder of this Lease, or the application of the terms and provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition, and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     Section 18.7. Additional Limitation on Liability. Neither the original
     ------------- -----------------------------------
Landlord nor any successor Landlord who or which is a trustee or partnership, nor any beneficiary of the original Landlord or any successor Landlord nor any partner, general or limited, of such partnership shall be personally liable under any term, condition, covenant, obligation, or agreement expressed herein or implied hereunder as for any claim or damage or cause at law or in equity arising out of this Lease or the use or occupancy of the Premises.

     Tenant shall look solely to the equity of the Landlord in the demised premises against whom Tenant obtained a judgment or has a claim, for the recovery of damages in the event of a breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord or any successor in interest as aforesaid, and no other property or other assets of Landlord (nor of any trustee, officer, employee, shareholder, partner, tenant in common of or with Landlord or any other person or entity related to or having an interest in Landlord) shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's judgement or claim. Nothing herein contained, however, shall be deemed to prohibit the issuance of an injunction against Landlord or any successor in interest, or any other equitable or legal remedy other than a suit for damages against any such individual or members of such joint venture, tenancy in common, firm or partnership.

     Section 18.8. Force Majeure. The time for the performance of any act
     ------------- --------------
required to be done by either party shall be extended by a period equal to any delay caused by or resulting from act of God, extreme adverse weather conditions, war, civil commotion, fire, casualty, labor difficulties, shortages of labor or materials or equipment, governmental regulations, act or default of the other party, or other causes beyond such party's reasonable control (which shall not, however, include the availability of funds), whether such time be designated be a fixed date, a fixed time or otherwise.

     Section 18.9. Successors and Assigns. The obligations of this Lease shall
     ------------- -----------------------
run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no owner or Tenant of the Premises shall be liable under this Lease except for breaches of Landlord's or Tenants obligations occurring while it is owner or Tenant of the Premises.

     Section 18.10. Brokerage. Landlord will be responsible for a brokerage.
     -------------- ----------

     Section 18.11. Dispute Resolution. Governing Law and Construction;
     -------------- ---------------------------------------------------
Amendments.
-----------

     Any dispute, controversy or claim related to or arising in connection with this Agreement shall be first referred to the Chief. Executive Officers of each party for resolution. Failing resolution after good faith efforts at settlement, the matter shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the date of this Agreement by a panel of three Arbitrators experienced in real estate matters. The site of any such arbitration shall be Boston, Massachusetts. Each party shall bear its own costs in any arbitration but the prevailing party may be awarded costs and fees.

     This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     This Lease may be amended, and the provisions hereof may be waived or modified, only be instruments in writing executed by Landlord and Tenant. The titles of the several sections contained herein are for convenience only and shall not be considered in construing this Lease.

     Section 18.12. Application to Extension Period. All of the provisions of
     -------------- --------------------------------
this Lease shall apply during any extension of the original Term, except as specifically provided to the contrary elsewhere in this Lease.

The Following Exhibits are attached and incorporated herein :
          A:  Premises
          B:  Rules and Regulations

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

TENANT:
     SYNPLICITY, INC.

     By: /s/ Douglas S. Miller
         --------------------------------
         Douglas S. Miller

     Title: Vice President Finance, CFO
           ------------------------------

LANDLORD:
     TACTICIAN REALTY TRUST

     By: /s/ Anthony Buxton
         ----------------------
     ANTHONY BUXTON, TRUSTEE

     By: /s/ Robert Reading
         -----------------------
     R. ROBERT READING, TRUSTEE

                                   Exhibit A
                                   ---------

                              [MAP APPEARS HERE]

                                   Exhibit B
                                   ---------


                         TACTICIAN REALTY TRUST, INC.
                RULES AND REGULATIONS FOR TENANTS AT 305 NORTH
                         MAIN STREET, ANDOVER MA 01810

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by an LESSEE, nor shall they be used for any purpose other than ingress and egress to and from the Premises. LESSOR shall keep the sidewalks and curbs directly in front of said Premises, clean and free from ice and snow.

2. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the LESSOR. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the LESSOR. Any such awnings, projections, curtains, blinds, shades, screens or other fixtures used by LESSEE (if given the prior written consent of the LESSOR for such use) shall be of a quality, type, design and color, attached in a manner approved by the LESSOR.

3. A building directory will be maintained in the main lobby of the building at the expense of the LESSOR, and the number of such listing shall be at the sole discretion of the LESSOR. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any LESSEE on any part of the outside or inside of the Premises or building without the prior written consent of the LESSOR. In the event of violation of the foregoing by a LESSEE, LESSOR may remove same without any liability and may charge the expense incurred by such removal to any LESSEE violating the rule. Interior signs on doors and directory tables shall be inscribed painted or affixed for each LESSEE at LESSEE'S expense and shall be of a size, color and style acceptable to the LESSOR.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any LESSEE, nor shall any bottles, parcels or other articles be placed on the windowsills.

5. No show cases or other articles shall be put in front of, or affixed to any part of the exterior of the building, nor placed in the halls, corridors, vestibules or fire escapes, without prior written consent of the LESSOR.

6. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substance shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the LESSEE who, or whose servants, employees, agents, visitors, or licenses, shall have caused same.

7. No LESSEE shall mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of LESSOR, and as the LESSOR may direct. No LESSEE shall lay linoleum, or other similar floor covering, so that the same shall come in contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

8. No bicycles, vehicles or animals of any kind shall be brought in or kept about the Premises, and no cooking shall be done or permitted by LESSEE on said Premises. No LESSEE shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the building, except as provided in individual leases, shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10. No LESSEE shall make, or permit to be made, and unsettling or disturbing noise or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No LESSEE shall throw anything out of doors, windows, skylights or down the passageways.

11. No LESSEE, nor any of LESSEE's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible, or explosive fluid, chemical or substance.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any LESSEE, nor shall any changes be made in existing locks or the mechanism thereof. Each LESSEE must, upon the termination of his tenancy, return to the LESSOR, all keys or stores, offices and toilet rooms, either furnished to, or otherwise procured by, such LESSEE, and in the event of the loss of any keys so furnished, such LESSEE shall pay the LESSOR the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the LESSOR or its' agent may determine from time to time. The LESSOR reserves the right to inspect all freight which violates any of these Rules and Regulations or the Lease of which Rules and Regulations are a part.

14. No LESSEE shall occupy or permit any portion of the Premises leased to him to be occupied for the possession, storage, manufacture or sale of liquor, narcotics, or dope, or as a barber or manicure shop.

15. LESSOR shall have the right to prohibit any advertising by any LESSEE which, in LESSOR'S opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from LESSOR, LESSEE shall refrain from or discontinue such advertising. LESSEE shall not use the name of the building or its owner in any advertising without the express written consent of LESSOR.

16. No LESSEE shall install or permit the installation or use of any machines dispensing goods for sale, including without limitation, foods, beverages, cigarettes or cigars. No food or beverage shall be carried in the public halls and elevators of the building, except in closed containers.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. Canvassing, soliciting and peddling in the building in prohibited and each LESSEE shall cooperate to prevent the same by notifying the LESSOR. LESSOR reserves the right to inspect any parcel or package being removed from the building by LESSEE, its employees, representatives and business invitees.

19. There shall not be used in any space or in the public halls of any building, either by a LESSEE or by jobbers or other in the delivery of or receipt of merchandise, any hand truck, except those equipped with rubber tires and side guards.

20. There will be no smoking of cigarettes, cigars, pipes or of any other kind within the interior of the building. If LESSEE allows it's employees or visitors to smoke outside of the building, LESSEE will solely be responsible for providing containers for smoking related debris collection outside of the building and will be responsible for daily smoking related debris collection. No smoking related debris will be disposed of within the building.